UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2024

Nextracker Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41617	36-5047383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6200 Paseo Padre Parkway, Fremont, California 94555
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (510) 270-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001	NXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on August 19, 2024, at the annual meeting of stockholders (the “Annual Meeting”) of Nextracker Inc. (the “Company”), the Company’s stockholders approved an amendment and restatement (the “Amendment”) of the Second Amended and Restated 2022 Nextracker Inc. Equity Incentive Plan (the “2022 Plan”). The Amendment had previously been approved by the Company’s Board of Directors on June 14, 2024, subject to approval by the Company’s stockholders.

The Amendment increased the number of shares of Class A common stock of the Company authorized and available for issuance under the 2022 Plan by 11,100,000 shares.

The foregoing description of the Amendment to the 2022 Plan is qualified in its entirety by reference to the text of such plan, which is included as Appendix B to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 26, 2024 (the “Proxy Statement”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 19, 2024, the Company held the Annual Meeting via virtual webcast. At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the Proxy Statement. A total of 133,520,228 shares of the Company’s Class A common stock and Class B common stock were present or represented by proxy at the Annual Meeting, representing 91.98% of the combined voting power of the shares of Class A common stock and Class B common stock (voting together as a class) outstanding as of the close of business on June 24, 2024, the record date for the determination of stockholders entitled to vote at the Annual Meeting. Holders of shares of the Company’s Class A common stock and Class B common stock were each entitled to one vote for each share held as of the close of business on the record date.

The following are the voting results on the four proposals considered and voted upon at the Annual Meeting, all of which are described in the Proxy Statement.

Proposal 1. Election of Directors

The following nominees were elected to serve as the Class II directors until the Company’s 2027 annual meeting of stockholders and until their respective successors are duly qualified, or, if sooner, until the director’s earlier death, resignation or removal, based on the following results of voting:

Nominee	For	Withhold	Broker Non-Votes
Julie Blunden	125,477,533	232,690	7,810,005
Steven Mandel	84,845,438	40,864,785	7,810,005
Willy Shih	120,309,236	5,400,987	7,810,005

Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm

The selection of Deloitte & Touche LLP as the independent registered accounting firm for the Company for the fiscal year ending March 31, 2025 was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
133,154,814	117,769	247,645	N/A

Proposal 3. Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

The results of the advisory vote regarding the Company’s fiscal year 2024 executive compensation as disclosed in the Proxy Statement were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
107,075,314	18,549,604	85,305	7,810,005

Proposal 4. Approval of an amendment and restatement of the Second Amended and Restated 2022 Nextracker Inc. Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 11,100,000 shares.

The Amendment to the 2022 Plan to increase the number of shares authorized for issuance thereunder by 11,100,000 shares was approved, based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
117,152,961	8,481,164	76,098	7,810,005

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nextracker Inc.

By:	/s/ Léah Schlesinger
Léah Schlesinger
General Counsel, Chief Ethics and Compliance Officer
Date: August 19, 2024